ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust II, on behalf of Columbia Commodity Strategy Fund (“Customer”) formed under the laws of the Commonwealth of Massachusetts as a business trust with address at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST II, ON BEHALF OF COLUMBIA COMMODITY STRATEGY FUND

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Vice President
Date: July 15, 2011

JPMORGAN CHASE BANK, N.A.

By:	/s/ Craig F. Werder
Name: Craig F. Werder
Title: Executive Director
Date: July 15, 2011

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust II, on behalf of Columbia Flexible Capital Income Fund (“Customer”) formed under the laws of the Commonwealth of Massachusetts as a business trust with address at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST II, ON BEHALF OF COLUMBIA FLEXIBLE CAPITAL INCOME FUND

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Vice President
Date: July 15, 2011

JPMORGAN CHASE BANK, N.A.

By:	/s/ Craig F. Werder
Name: Craig F. Werder
Title: Executive Director
Date: July 15, 2011

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust II, on behalf of Columbia Active Portfolios – Diversified Equity Income Fund (“Customer”), formed under the laws of the Commonwealth of Massachusetts as a business trust with address at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST II, ON BEHALF OF COLUMBIA ACTIVE PORTFOLIOS – DIVERSIFIED EQUITY INCOME FUND

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Vice President
Date: March 9, 2012

JPMORGAN CHASE BANK, N.A.

By:	/s/ Denis Burchell
Name: Denis Burchell
Title: Vice President
Date: March 9, 2012

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust II, on behalf of Columbia Mortgage Opportunities Fund (“Customer”), formed under the laws of the Commonwealth of Massachusetts as a business trust with a place of business at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST II, ON BEHALF OF COLUMBIA MORTGAGE OPPORTUNTIES FUND

By:	/s/ Amy K. Johns
Name: Amy K. Johnson
Title: Vice President
Date: March 7, 2014

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tracy Winthrop
Name: Tracy Winthrop
Title: Executive Director